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Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 31, 2006, in the Registration Statement (Form S-1) and related Prospectus of Optimer Pharmaceuticals, Inc. for the registration of its shares of common stock to be filed with the Securities and Exchange Commission on or about November 9, 2006.

/s/ ERNST & YOUNG LLP

San Diego, California
November 7, 2006

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  Exhibit 23.2
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm